As filed with the Securities and Exchange Commission on June __, 1998 Registration No. 333-




                   	 SECURITIES AND EXCHANGE COMMISSION
	                          Washington, D.C. 20549
                           	____________________

                                 	FORM S-8
	                          REGISTRATION STATEMENT
	                                  UNDER
	                        THE SECURITIES ACT OF 1933
                           	____________________

                           	  RICH COAST INC.
           	(Exact name of Registrant as specified in its charter)


 	            Delaware                            	   91-1835978
  	(State or other jurisdiction                  	(I.R.S. Employer
	of incorporation or organization)	            Identification Number)


         	10200 Ford Road
	          Dearborn, MI	                               48126
(Address of Principal Executive Offices)             (Zip Code)


                 	 1997 STOCK OPTION AND STOCK BONUS PLAN
                         	(Full title of the plan)

                             	James P. Fagan
	                            10200 Ford Road
	                           Dearborn, MI 48126
                 	(Name and Address of agent for service)


                     	CALCULATION OF REGISTRATION FEE

                                             Proposed              Proposed maximum
Title of securities   Amount to              maximum offering      aggregate offering   Amount of
to be registered      be registered          price per unit        price                registration fee
Common Stock          $4,500,000 shares <F1> $.72 <F2>             $3,240,000           $955.80

<F1>
There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.
<F2>
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low price ($.72) reported by NASDAQ on May 29, 1998 (a day within five business days prior to the initial filing hereof) pursuant to Rule 457(c).

 	                                  PART I

            	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	   Plan Information.

	   The required Plan Information is included in documents being maintained and delivered by the Registrant as required by Rule 428 of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.	   Registrant Information and Employee Plan Annual Information.

   	The Registrant shall provide a written statement to participants advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference into the Section 10(a) Prospectus and of documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

	                                    PART II

              	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

   	The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

	(1)	Registrant's Annual Report on Form 10-KSB for the fiscal
     year ended April 30, 1997;

	(2)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997;

	(3)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997;

	(4)	Registrant's Current Report on Form 8-K dated
     December 29, 1997;

	(5)	Registrant's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1998; and

	(7)	The description of the Common Stock contained in
     Registrant's Current Report on Form 8-K dated February 25, 1997 and filed November 24, 1997 which amends the description of Common Stock contained in the Registrant's Registration Statement on Form 20-F filed under the Securities Exchange Act of 1934 (the "Exchange Act"), SEC File No. 0-15859.

	   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.

   	No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

   	None.

Item 6.   Indemnification of Directors and Officers.

	   The Delaware General Corporation Law and the Certificate of Incorporation of the Registrant generally provide that Registrant shall indemnify a Director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the Director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action to which the Director is a party by reason of his having been a Director, provided that the Director was acting in good faith.


Item 7.  Exemption from Registration Claimed.

   	Not applicable.

Item 8.  Exhibits.

   	The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit
Number 			Description

4.1       Certificate of Incorporation. (A)

4.2       Bylaws. (B)

4.3       1997 Stock Option and Stock Bonus Plan.  Filed herewith.

5.1 Opinion of Smith McCullough, P.C. as to the legality of the securities registered hereby. Filed herewith.

23.1      Consent of Smith McCullough, P.C.  See Exhibit 5.1.

23.2      Consent of Smythe Ratcliffe, Chartered Accountants.
          Filed herewith.


   	(A)	Incorporated by reference from Exhibit 3.1 to the Registrant's
Amendment No. 1 to Form S-4 Registration Statement, File
No. 333-6099, filed on August 6, 1996.

   	(B)	Incorporated by reference from Exhibit 3.2 to the Registrant's
Amendment No. 1 to Form S-4 Registration Statement, File No. 333-6099, filed on August 6, 1996.

Item 9.	Undertakings.

   	The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   	(i)	To include any prospectus required by Section 10(a)(3) of the
Securities Act

   	(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

   	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in an amendment by those paragraphs is included in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      		(2)	That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      		(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   	(b)	For purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   	(c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  	SIGNATURES

   	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on June 3, 1998.

                                        	RICH COAST INC., Registrant


                                        	By:/s/ James P. Fagan
	                                            James P. Fagan, President

   	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	                Title	                              Date
/s/ James P. Fagan       	President, Chief Executive Officer, June 3, 1998
James P. Fagan			         and Director

/s/ Robert W. Truxell    	Chairman, Director and Secretary		  June 3, 1998
Robert W. Truxell

Michael Grujicich        	Chief Financial Officer and			      June 3, 1998
Michael Grujicich			      Principal Accounting Officer

/s/ Thornton J. Donaldson	Director		 			                      June 3, 1998
Thornton J. Donaldson

/s/ George P. Nassos     	Director					                       June 3, 1998
George P. Nassos

/s/ Geoffrey Hornby      	Director					                       June 3, 1998
Geoffrey Hornby

	Exhibit 4.3
	1997 Stock Option and Stock Bonus Plan

                                	RICH COAST INC.
	                    1997 STOCK OPTION AND STOCK BONUS PLAN

    (a)   (1) Purposes of and Benefits Under the Plan.  This 1997 Stock
Option and Stock Bonus Plan (the "Plan") is intended to encourage stock ownership by employees, consultants and directors of Rich Coast Inc. and its controlled, affiliated and subsidiary corporations (collectively, the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation, and is intended to facilitate the Corporation's efforts to
(i) induce qualified persons to become employees, officers and directors (whether or not they are employees) and consultants to the Corporation; (ii) compensate employees, officers, directors and consultants for services to the Corporation; and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the Corporation. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Sections 7 of this Plan shall constitute "non-qualified stock options" ("Non-qualified Stock Options").


   	(b)	Definitions.  As used in this Plan, the following words and phrases shall have the meanings indicated:

     		(1)	"Board" shall mean the Board of Directors of the Corporation.

  		(c)	"Committee" shall mean any Committee appointed by the Board to administer this Plan, if one has been appointed.  If no Committee has been appointed, the term "Committee" shall mean the Board.

  		(d)	"Common Stock" shall mean the Corporation's no par value common stock.

  		(e)	"Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than
12 months.  If the Recipient has a disability insurance policy, the term
"Disability" shall be as defined therein.

  		(f)	"Fair Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or by NASDAQ, if
the quotation for the last sale reported is not available for the
Corporation's Common Stock, the average of the closing bid and asked prices of the Corporation's Common Stock as so reported or, if such quotations are unavailable, the value determined by the Committee in accordance with its discretion in making a bona fide, good faith determination of fair market value.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.
In the case of Options and Bonuses granted at a time when the Corporation does not have a registration statement in effect relating to the shares issuable hereunder, the value at which the Bonus shares are issued may be determined by the Committee at a reasonable discount from Fair Market Value to reflect the restricted nature of the shares to be issued and the inability of the
Recipient to sell those shares promptly.

  		(g)	"Recipient" means any person granted an Option or awarded a Bonus hereunder.

  		(g)	"Internal Revenue Code" shall mean the United States
Internal Revenue Code of 1986, as amended from time to time (codified as Title 26 of the United States Code) (the" Internal Revenue Code"), and any successor legislation.

   	1.	Administration.

     		(a) The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority: to grant Options and Bonuses; to determine the vesting schedule and other restrictions, if any, relating to Options and Bonuses; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options and Bonuses shall be granted;
to determine the number of shares to be covered by each Option or Bonus; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

    		(b) Options and Bonuses granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

    		(c) The Committee shall endeavor to administer the Plan and grant Options and Bonuses hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the U.S. Securities Exchange Act of 1934 (the "1934 Act"), although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Committee, the Board nor the Corporation can assume any legal responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

    		(d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Bonus granted hereunder.

    		(e)  It is intended that Options and Bonuses be granted pursuant to this
Plan in accordance with applicable provisions of the British Columbia
Companies Act and that all grants pursuant to this Plan be so construed.

   	2.	Eligibility.

    		(a) Subject to certain limitations hereinafter set forth, Options and Bonuses may be granted to employees (including officers) and consultants to and directors (whether or not they are employees) of the Corporation or its present or future divisions and Subsidiary Corporations.
In determining the persons to whom Options or Bonuses shall be granted and the number of shares to be covered by each Option or Bonus, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

    		(b)  A Recipient shall be eligible to receive more than one grant of an Option or Bonus during the term of the Plan, on the terms and subject to the restrictions herein set forth.

   	3.	Stock Reserved.

    		(a) The stock subject to Options or Bonuses hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common
Stock as to which Options and Bonuses may be granted from time to time under the Plan shall not exceed 4,500,000, subject to adjustment as provided in Section 8(i) hereof.
    		(b) If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Common Stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Options and Bonuses under the Plan.

   	6.	Incentive Stock Options.

    		(a) Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Only employees of the Corporation shall be entitled to receive Incentive Stock Options.

    		(b)  The aggregate Fair Market Value (determined as of the date the
Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the
Corporation or any Parent Corporation or Subsidiary Corporation are
exercisable for the first time by an Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code.

    		(c)  Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive
Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

   	7.	Non-qualified Stock Options.  Options granted pursuant to this
Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

   	8.	Terms and Conditions of Options.  Each Option granted pursuant to the
Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of
Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

    		(a)	Number of Shares.  Each Option agreement shall state the number of shares of Common Stock covered by the Option.

    		(b)	Type of Option.  Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option.

    		(c)	Option Price.  Subject to adjustment as provided in Section 8 (i)
hereof, each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:

       			(1)  Each Option Agreement shall state the Option Price, which
(except as otherwise set forth in paragraphs 8(c)(2) and (3) hereof) shall not be less than 100% of the Fair Market Value per share on the date of grant of the Option.

       			(2)  Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common
Stock shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

       			(3)  Any Non-qualified Stock Option granted under the Plan shall be at a price no less than 80% of the Fair Market Value per share on the date of grant of the Non-qualified Stock Option.

       			(4)  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

   		(d)	Term of Option.  Each Option agreement shall state the period during and times at which the Option shall be exercisable, in accordance with the following limitations:

       			(1)  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, although such grant shall not be effective until the Recipient has executed an Option agreement with respect to such Option.

       			(2)  The exercise period of any Option shall not exceed ten years from the date of grant of the Option.

       			(3)  Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the
Corporation shall be for no more than five years.

       			(4)  The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.  No exercise period may be so extended to increase the term of the Option beyond ten years from the date of the grant.

       			(5)  The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8 (g) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

   		(e)	Method of Exercise and Medium and Time of Payment.

       			(1)  An Option may be exercised as to any or all whole shares of
Common Stock as to which it then is exercisable, provided, however, that no
Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

       			(2)   Each exercise of an Option granted hereunder, whether in
whole or in part, shall be effected by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option
Price for the number of shares so designated, together with any written statements required by, or deemed by the Corporation's counsel to be advisable pursuant to, any applicable securities laws.

       			(3)  The Option Price shall be paid in cash, or in shares of Common
Stock having a Fair Market Value equal to such Option Price, or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Corporation at the time of exercise as a compensatory cash payment.

       			(4)  The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

       			(5)  The Recipient shall make provision for the withholding of taxes as required by Paragraph 7 hereof.

   		(f)	Termination.

       			(1)  Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if the Recipient ceases to be an employee or consultant or director of the Corporation (other than by reason of death, Disability or retirement), all Options theretofore granted to such
Recipient but not theretofore exercised shall terminate three months following the date the Recipient ceased to be an employee or consultant or director of the Corporation, and shall terminate upon the date of termination of employment if discharged for cause.

       			(2) Nothing in the Plan or in any Option or Bonus granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.

   		(g)	Death, Disability or Retirement of Recipient.  Unless
otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if a Recipient shall die while a director of, or employed by, or a consultant to the Corporation, or within ninety days after the termination of such Recipient's employment or directorship or consulting relationship, other than termination for cause, or if the Recipient's employment or directorship or consulting relationship, shall terminate by reason of Disability or retirement, all Options theretofore granted to such Recipient (whether or not otherwise exercisable) unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

	   	(h)	Transferability Restriction.

      			(1)  Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or
Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.  Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative.

      			(2)  Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the
Option.

      			(3)(A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of British Columbia ("B.C. Act") or the U.S. Securities Act of 1933, as amended (the "1933 Act") or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the B.C. Act, the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

    			(4)  A shareholder issued shares as a bonus under the Plan and/or upon exercise of options granted under the Plan (the "Shares") and wishing to trade such Shares in the Province of British Columbia will be subject to the following resale restrictions in British Columbia:  (A)  the shareholder must file with the British Columbia Securities Commission a report within 10 days of the initial trade within British Columbia in any of the Shares by the shareholder; and (B) where the shareholder has filed such report with respect to any Shares, the shareholder is not required to file a further such report in respect of additional trades of shares acquired on the same date and under the same exemption as the Shares which are the subject of the initial trade report referred to in Section 5(g)(4)(1) above.

	   	(i)	Effect of Certain Changes.

      			(1) If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

      			(2) In the event of the proposed dissolution or liquidation of the
Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such
Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the
Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the
Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

      			(3) Paragraph 2 of this Section 8 (i) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolida-tion or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

      			(4)  In the event of a change in the Common Stock of the Corporation as presently constituted into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Common Stock of the Corporation within the meaning of the Plan.

      			(5) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Internal Revenue Code.

      			(6)  Except as expressly provided in this Section 8(i), the
Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.  The grant of an
Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

   		(j)	No Rights as Shareholder - Non-Distributive Intent.

      			(1)  Neither a Recipient of an Option nor such Recipient's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

      			(2)  No adjustment shall be made for dividends (ordinary or
extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

      			(3) Upon exercise of an Option at a time when there is no registration statement in effect under the B.C. Act and/or the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the B.C. Act and/or the 1933 Act. A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

      			(4) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission and the British Columbia Securities Commission or any other regulatory agencies having jurisdiction over the Corporation.

       		(k)	Other Provisions.  Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise  and (ii) in the case of an
Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

   	9.	Grant of Stock Bonuses.  In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses.

     		  (a) At the time of grant of a Bonus, the Committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate. Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a shareholder of the Corporation as to the Bonus shares which have vested in the grantee at any time regardless of any forfeiture provisions which have not yet arisen.

      		 (b) The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the B.C. Act, the 1933 Act, the 1934
Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed. Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation's counsel may seem necessary or advisable. Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the B.C. Act and/or the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B.

   	10.	Agreement by Recipient Regarding Withholding Taxes.  Each Recipient
agrees that the Corporation, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the Option or the grant of a Bonus to allow the Corporation to pay federal, provincial, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or payment of such Bonus from any payment of any kind otherwise due to the Recipient.  The Corporation shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Corporation will be so required to withhold.

   	11.	Term of Plan.  Options and Bonuses may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

   	12.	Amendment and Termination of the Plan.
		      (a)	   (1)   Subject to the policies, rules and regulations of
any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the Board of Directors may at any time, without further action by the shareholders, amend the Plan or any option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which from time to time be resident or citizen or it may at any time, without action by shareholders, terminate the Plan.

         		  	 (2)  provided, however, that any amendment that would:  (A)
materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B)  grant eligibility to a class of persons who are subject to Section 16(a) of the 1934
Act and are not included within the terms of the Plan prior to the amendment;
(C)  materially increase the benefits accruing to persons who are subject to
Section 16(a) of the 1934 Act under the Plan; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 13 hereof;

         		   	(3)  provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the
Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require such approval of the shareholders;

      		(b) Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.


   	13.	Approval of Shareholders.  The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation's Charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable.

   	14.	Termination of Right of Action.  Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any Subsidiary, or by any shareholder of the Corporation or of any Subsidiary against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any Subsidiary, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

   	15.	Tax Litigation.  The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

   	16.	Adoption.

      		(a) This Plan was approved by resolution of the Board of Directors of the Corporation on June 23, 1997.

      		(b) This Plan was approved by the shareholders of the Corporation on March 31, 1998.

	Exhibit 5.1
	Opinion of Counsel Smith McCullough, P.C.

                                   	EXHIBIT 5.1
	                               OPINION OF COUNSEL




June 3, 1998

The Board of Directors
Rich Coast Inc
10200 Ford Road
Dearborn, MI 48116

Re:	   Form S-8 Registration Statement
	      Opinion of Counsel

Dear Sirs:

    	As securities counsel for Rich Coast Inc. (the "Company") a
Delaware corporation, we have examined the originals or copies certified or otherwise identified, of the Articles of Incorporation, as restated and amended, and Bylaws, as amended, of the Company, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

    	We have also, as such counsel, examined the Registration Statement on Form S-8. File No. 333-________ (the "Registration Statement") to be filed with the Commission on or about June 3, 1998 covering up to 4,500,000 shares of common stock. $ 001 par value (the "Common Stock"), which may be issued under the Company's 1997 Stock Option and Stock Bonus Plan (the "Plan"), as more particularly described in the Registration Statement.

    	Based upon the foregoing and subject to the other qualifications and limitations stated in this letter, we are of the opinion that:

    	(1)  	The shares of Common Stock reserved for issuance as Bonus
           Shares under the Plan have been duly authorized, and upon issuance will constitute validly issued, fully paid and non-assessable shares of Common Stock; and

    	(2)	  The shares of Common Stock reserved for issuance upon the
           exercise of options granted under the Plan have been duly authorized and, upon exercise of options and payment of the exercise price stated in the options, will constitute validly issued, fully paid and non-assessable shares of Common Stock.

   	This opinion is a legal opinion and not an opinion as to matters of fact. This opinion is limited to the laws of the State of Delaware and the federal law of the United States of America, and to the matters stated herein. This opinion is made as of the date hereof, and after the date hereof, we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein. This opinion is furnished to you solely in connection with the transactions referred to herein, and may not be relied on by any other person, firm or entity without our prior written consent.

   	We hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as an Exhibit thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange
Commission promulgated thereunder.

                                    						Very truly yours,


                                    						/s/ SMITH MCCULLOUGH, P.C.

	Exhibit 23.2
	Consent of Smythe Ratcliffe, Chartered Accountants

                                 	June 2, 1998


Board of Directors
Rich Coast, Inc.
10200 Ford Road
Dearborn, Michigan  48126


   	We consent to the incorporation by reference in the Registration Statement on Form S-8 related to the 1997 Employee Stock Option and
Bonus Stock Plan of our report dated July 11, 1997 relating to the consolidated balance sheets of Rich Coast Inc. as of April 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the April 30, 1997 annual report on Form 10-KSB of Rich Coast Inc.



/s/Smythe Ratcliffe
Chartered Accountants
Vancouver, Canada